                                                                   EXHIBIT 10.14

Texas Department of Health

Estimated Value of Contract: $200,000

Scope of Contract: Provider of computer Hardware and Software. Texas Department of Health

No formal contracts

Competitive Bids

Sample Purchase order issued upon award

APPENDIX A

RJ 45 connector- UIP (must be capable of operating with Grade 5 UTP/ STP wiring) DMA BUS Master All hardware has two year Next Business Day on site warranty

Recommended Products: Allied Telesis AT- I 500T Ethernet NIC Card

ITEM 15- Standard Workstation Wiring 256 UNITS

In projecting this price, vendor should use an average length of one hundred and fifty ( 150) feet of plenum rated, Category 5 UTP cable per drop. All cable and work must meet or exceed specifications outlined in TERMS AND CONDITIONS, Section 27 - Ethernet Cable Installation

ITEM 16 - Backup/Archival System 34 UNITS

MINIMUM SPECIFICATIONS

External drive, self powered 2 GB Capacity without using Data Compression SCSI controller SCSI cable to connect controller to drive Backup software (must be Cheyenne .NLM based) All hardware and software must be 100% NOVELL NetWare 4.1 compatible All hardware has two year Next Business Day on site warranty

Recommended Products: EXABY1E FS4000 tape drive with ADAPTEC 1510 SCSI interface card and Cheyenne. NLM based backup software.

ITEM 17 - SP LaserJet 4+ Network 39 UNITS

MINIMUM SPECIFICATIONS

HP LaserJet 4+ network laser printer with: 600 x 600 DPI resolution 45 Internal scaleable fonts (10 Truetype Fonts) Ability to add Post Script (Adobe Type 1) SIMM 8 pages per minute or greater HP JetDirect Ethernet Interface Card 8 Megabytes installed memory Two (2) additional toner cartridges All hardware has two year Next Business Day on site warranty (excludes toner cartridges)

Recommended Products: HP LaserJet 4+ laser printer with 8 Mb installed memory, an HP JetDirect Ethernet Interface Card and three (3) toner cartridges.

APPENDIX B
up to 90 percent (non-condensing)

Standalone, external modem with LED indicators for receive data, transmit data, carrier detect Cable to connect modem to microcomputer included

CCI1T Group 3/EL4~ TR29 Class 2 fax capability All hardware has two year Next Business Day on site warranty

Recommended Products: Multitech MultiModem II 1932ZDX and six foot serial cable.

ITEM 20 - POWERCHUTE UPS Software
          32 UNITS

ITEM 21 - NOVELL NetWare 4.1 (25 User)
          32 UNITS

ITEM 22 - WordPerfect 5.1+ (or greater) for DOS
          35 UNITS

ITEM 23 - REACHOUT Remote Communications Software
          34 UNITS

Version 4.02 or greater
Host and Remote


ITEM 24 - LANTASTIC Network Operating System
          1 UNIT

Version 6.0 or greater

APPENDIX C

Inventory Considerations

New equipment: The Vendor shall affix a "Property of Texas Department of Health Tag" on all equipment purchased by the State Agency as appropriate within the general operating constraints of the equipment. The State Agency will provide these tags to the Vendor along with any pertinent instructions on their proper use. The State Agency contact for TDH Property tags is: Petra Moher MAMD Texas Department of Health 1100 West 49th Street Austin TX 787S6

Inventory update listing: An inventory listing of all new equipment being supplied to the public heal h clinic by the Vendor shall be provided to the State Agency Designate before payment to the Vendor can occur. This listing must contain the following: TDH Tag Number (if applicable) Serial Number Description Brand Name Model Number Location Delivered (Address of Location) Date of Deployment Invoice Number Invoice Item Number

The State Agency Designate is:

Dick Young
ICES Project
Texas Department of Health
1100 West 49th Street
Austin TX 787S6


NOTE: If the Item being delivered is to be installed within another piece of TDH property the Vendor will be expected to identify the TDH tag number of the equipment containing the new item(s). For example, network interface cards installed inside TDH workstations - the serial number of the NIC card must be linked with the TDH number of the existing workstation.

Movement of TDH property under warranty: During the course of the warranty period it is anticipated that equipment may be replaced or removed from the public health clinic site for repair. The vendor is expected to provide the State Agency updated inventory information as it becomes available on a timely basis to be agreed upon by mutual consent

The Vendor must provide a point of contact, local to the Austin area, for questions pertaining to inventory issues.

Texas Department of Health

February 7, 1995

Re: Request For Pricing (RFP) Contract Catalog Procedures Integrated Client Encounter System Procurement Reqn. No.: 501-5-11547 Return Deadline: 1:00 PM, January 11, 1995

Dear Mr. Chavez,

The Texas Department of Health (70H) Materials Acquisition and Management Division (MAMD) has developed this Request For Pricing (RFP) for the referenced procurement. The enclosed specifications, terms and conditions are provided in order to allow submittal of a more complete, accurate response to TDH-MAMD's requirements for the expansion of a project being undertaken by The Associateship of Information Resources Management (IRM).

The detailed description of this project can be summarized as follows. First, the IRM will be automating local health clinics in four counties with the Integrated Client Encounter System (ICES) software. Second, the IRM will install approximately 33 public health clinic networks with Ethernet topology (see Appendix B for clinic locations). Third, the public health clinic networks will be installed with LAN Network Operating Systems and equipment. Fourth, the IRM will purchase a two year on site maintenance contract for specified equipment (see Appendix A, Item Descriptions, for specifications). Fifth, the entire project may be repeated at approximately thirty (30) additional sites in the Texas Rio Grande Valley area. A supplemental Itemized Price Evaluation Sheet and revised Appendix detailing the equipment each site is to receive will be provided for the additional sites. The specifications, negotiated points, terms and conditions resulting from the award of the initial project will be applied for the additional sites.

Given the magnitude of this project and the implementation and support issues it creates, the Department has determined it advantageous to attempt to find one Qualified Information Services Vendor capable of handling this project. The detailed specifications and general considerations are outlined in the accompanying documents. TDH may issue addenda based on any questions you may have. The primary contact for technical questions about this Request for Pricing is Mr. Roger Haney at (512) 836- 0828 or fax (512) 836-1540.


Texas Department of Health


David R. Smith, M.D.
1100 West 49th Street
Carol S. Daniels
Commissioner
Austin, Texas, 78756-3199
Deputy Commissioner for Programs


(512) 458-7111
Roy L. Hogan
Deputy Commissioner for Administration


February 8, 1995


Re: ICES Project Catalog Contract Purchase, Requisition
Number 501-5-11547


Dear Mr. Chavez,


The Texas Department of Health ICES Project will accept the following equipment at this time



(RFP), Requisition Number 501-5-11547:

ITEM 1: ALR Evolution V STe 90 File server with two (2) Adaptec AHA2940 PCI-SCSI controller cards

ITEM 2: ALR Evolution V STe 90 File server with two (2) Adaptec AHA2940 PCI-SCSI controller cards

ITEM 3: Two (2) Fujitsu Model M2694 SCSI Hard Drives in two (2) CRU four bay drive enclosures

ITEM 4: Four (4) Fujitsu Model M2694 SCSI Hard Drives in two (2) CRU four bay drive enclosures

ITEM 7: ALR Evolution X workstations

ITEM 8: ALR Evolution X workstations

ITEM 11: Allied Telesen CenterCOM 3612T-A9 Concentrator

ITEM 12: Allied Telesen AT1700+ Ethernet 10BaseT Network Interface Card

ITEM 13: Allied Telesen AT1500+ Ethernet 10BaseT Network Interface Card

ITEM 15: Exabyte FS4000 Tape drive with AHA1510 SCSI interface card and Cheyenne .NLM software

ITEM 16: HP Laserjet 4+ printer

ITEM 17: APC Smart-UPS 1250

ITEM 18: Multitech MultiModem II 1932ZDX with six (6) foot serial cable


Any items not listed above are covered under Appendix A of the Request for Pricing (RFP) without need for additional clarification.

Sincerely,


--------------------------------
Dick Young
Program Specialist, ICES Project

HISTORICALLY UNDERUTILIZED BUSINESS

Good Faith Effort compliance:

Per Texas Civil Statutes Art. 60 lb 3 10 and S.36, State agencies are required to make a good faith effort to assist HUBs in receiving at least 30% of the total value of ail contract awards issued by the State. " Historically Underutilized Business" is defined in Texas Civil Statutes Art. 601b 1.02(3). "Total value of all contract awards" includes the value of subcontracts. Therefore, any business. (Prime Contractor) that contracts with the State is expected to make a good faith effort to assist HUBs in receiving at least 30% of the total value of subcontracts that the Prime Contractor awards on State contracts. A subcontractor is an entity that enters into a contract with a Prime Contractor to provide a portion of the goods or services for which the Prime Contractor is responsible under the terms of its contract with the State. To make such a good faith effort, the Prime Contractor should comply with the Governor's Executive Order criteria set forth below

1. To the extent consistent with prudent industry practice, divide the contract work into the smallest feasible portions.

2. Notify HURs of the work that the Prime Contractor intends to subcontract. The notice shall include a copy of the specifications, adequate information about the plans, scope of work, and requirements of the work: to be subcontracted, in order to allow all interested parties the opportunity to participate effectively. The Prime Contractor should provide written notice with sufficient time to allow all interested parties the opportunity to participate effectively. The Prime Contractor should send notice to at least 5 businesses in the current General Services Commission (GSC) HUB directory that perform the type of work required. If the GSC HUB directory does not have at least 5 businesses, then the Prime Contractor should send the required notice to HUBs on other government agency listings or other organizations' listings that provide assistance in identifying minority and women-owned enterprises. If a Prime Contractor uses sources other than the GSC HUB directory, subcontractors selected will have to be certified by GSC or provide proof of certification from the Federal Government SBA 8a Program defined in Federal Regulation IS USC 637(a) and 636(j).

3. In certain instances the Prime Contractor will be requested to explain why a HIJB was not hired for specific work This shall include: a) instances where the Prime Contractor selects a subcontractor through means other than accepting quotes; and b.) instances where, after accepting quotes, the low responsive vendor was a HUB and was not the awarded subcontractor.

4. Maintain records of all the foregoing activity and the report quarterly to the Texas Department of Health (TDH) in the format required by TDH.

S. Contracting Parties that lease space to the State should follow the foregoing steps with regard to all goods and services provided for the leased space after commencement date of the lease.


Historically Underutilized Business (HUB)
TDH Guidelines for Achieving (HUB-GUIDE)
GOOD FAITH EFFORT


In making a determination that a good faith effort has been made (for contracts over $ 100,000), the check list below shall be completed, with documentation attached explaining in what ways the Prime Contractor has made a Good Faith Effort according to each minimum requirement. This list is not exclusive or exhaustive and in an appropriate case Texas Department of Health (TDH) shall consider other relevant factors or tapes of efforts. The TDH shall consider not only the different kinds of efforts the Prime Contractor has made, but also the quantity and intensity of those efforts. The Prime Contractor is requested to complete this form.

(1) Did the Prime Contractor provide notices to at least five HUBs with the skills and ability to perform the type of work required?

(2) Did the Prime Contractor advertise in general circulation trade association and/or minority/woman focus media concerning subcontracting opportunities?

(3) Did the Prime Contractor provide written notice to a reasonable number of HUBs allowing sufficient time for HUBs to participate effectively?

(4) Did the Prime Contractor divide the contract work into the smallest feasible portions in order to increase HIJB participation?

(5) Did the Prime Contractor document reasons for rejection? (5a) Was a written rejection notice including the reason for rejection sent to the rejected HUB?

(5b) Was a meeting held between the Prime Contractor and the price rejected HUB to discuss the rejection?

(6) Did the Prime Contractor follow up initial solicitations of Interest by continuing certified HUBs to determine with certainty whether the HUBs were interested?

(7) Did the Prime Contractor provide HUBs with adequate information about bonding, insurance, the plans, specifications, scope of work and requirements of the contract?

(8) Did the Prime Contractor negotiate in good faith with interested HUBs, not rejecting HUBs who qualify as lowest and responsive vendors?

(9) Did the Prime Contractor effectively use the services of available minority and women; community organizations contractor groups; local, State, and federal business assistance offices, and other organizations that provide assistance in the identification of HUBs?

Micro-Media Solutions, Inc.

List of References

1. Sema
Mike Candelas, President
701 8razos, Suite 300
Austin, Texas 78701
512-320-5701
54 Nodes

2. IMS Media
Jay Juba, Vice-President
1120 Capitol of Texas Highway South
Building 3, Suite 300
Austin, Texas 78746
512-329-7264
51 Nodes

3. CompuAdd Corp
Thomas Hardt
12303 Technology Blvd
Austin, Texas 78727
512-3454585 (BCM, Thomas Hardt)
150 Node Network

4. HQ Air Intelligence Agency
Communications- Computer Engineering and Installation Services
Ms. Doris Brown
(210) 977-2821
(F41621 49-1D-7003)
(Teaming Partner- Optech)
240 Nodes

5. Kelly AFB
Systems Engineering Support
Ms. Brenda Dillard
(210) 536-5292
(F41624-93-CZ024)
(Teaming Partner- Optech)
60 Nodes


13. Canutillo Health Center
300 Farm Road
El Paso, Texas 79853 8 Node Network

14. Northeast Clinic
5587 Transmountain
El Paso, Texas 79924
12 Node Network

15. San Juan Clinic
6292 Trowbridge Street
El Paso, Texas 79905
5 Node Network

16. Tigua Health Center
7869 San Jose Road
El Paso, Texas 79915
8 Node Network

17. Williamson County Health Clinic
100 West 3rd Street
Georgetown, Texas
17 Node Network

18. La Porte Health Center
911 South 8th Street
La Porte, Texas 77571
9 Node Network

19. Antoine Health Center
7020 Antoine
Houston, Texas 77088
15 Node Network

20. Humble Health Center
1730 Humble Place
Humble, Texas 77338
17 Node Network

21. Westside Clinic
5195 Mace Street
El Paso Texas 79932
5 Node Network


Texas Department of Health

The Texas Department of Health (TDH) Materials Acquisition and Management (MAMD) has requested information, pricing and clarifications for the Integrated Client Encounter System (ICES) hardware, software and installation procurement. The enclosed Request For Pricing (RFP) # 501-5-11547, specifications, terms and conditions (T & C's) dated February 7, 1995, constitute the specifications, T & C's under which this contract shall be performed. The prices incorporated herein are in accordance with the fore mentioned documents. By signature hereof, Micro Media Solutions (hereafter referred to as Contractor) certifies full obligation to comply with all conditions attached and stipulated in the aforementioned documents (except as superseded by the attached T&Cs). The State will not be bound by any oral statement or representation, contrary to the written specifications or conditions attached and stipulated in the aforementioned documents (except as superseded by the attached T&C's).